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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Associates Corporation of North America on Forms S-3 (File No. 33-63577 and 33-55949) of our report dated January 26, 1996, on our audits of the consolidated financial statements of Associates Corporation of North America and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 27, 1996